Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and accompanying notes as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011 (the “Pro Forma Statements”) have been prepared by our management and are derived from (a) our audited consolidated statement of operations for the year ended December 31, 2011; (b) our unaudited consolidated financial statements as of and for the six months ended June 30, 2012; (c) the audited financial statements of Hilcorp Energy GOM, LLC for the year ended December 31, 2011; (d) the unaudited financial statements of Hilcorp Energy GOM, LLC for the six months ended June 30, 2012; (e) the audited statement of revenues and direct operating expenses of the ST41 Interests (as defined below) for the year ended December 31, 2011; (f) the unaudited statement of revenues and direct operating expenses of the ST41 Interests for the three-month period ended March 31, 2012; and (g) the unaudited statement of revenues and direct operating expenses of the Main Pass Interests (as defined below) for the nine-month period ended September 30, 2011.

The Pro Forma Statements illustrate the effect on our historical financial position and results of operations of the acquisition from Hilcorp Energy GOM Holdings, LLC, a Texas limited liability company, of 100% of the issued and outstanding member interests of Hilcorp Energy GOM, LLC, a Texas limited liability company that owns certain shallow-water oil and natural gas interests in the Gulf of Mexico shelf (the “Hilcorp Properties”), pursuant to a Purchase and Sale Agreement (the “PSA”) entered into on September 14, 2012 (the “Hilcorp Acquisition”). In addition, the Pro Forma Statements reflect the effect of the offering of $250 million in aggregate principal amount of 8.25% senior unsecured notes due 2018 (the “Notes Offering”). The net proceeds of the Notes Offering, which are estimated to be $242.7 million, are expected to be used to acquire the Hilcorp Properties.

Our historical results of operations for the year ended December 31, 2011 have also been adjusted to give effect to our February 2011, November 2011 and May 2012 acquisitions described below.

ASOP Acquisition. On February 14, 2011, we completed the acquisition of an asset package consisting of certain shallow-water Gulf of Mexico shelf oil and natural gas interests surrounding the Mississippi River delta and a related gathering system (the “ASOP Properties”) from Anglo-Suisse Offshore Partners, LLC. for $200.7 million in cash, subject to customary adjustments to reflect an economic effective date of January 1, 2011 (the “ASOP Acquisition”). In connection with the ASOP Acquisition, we issued $210.0 million in aggregate principal amount of 8.25% senior notes due 2018 (the “Original Notes”). The net proceeds from the sale of the Original Notes of $202.0 million were used to finance the ASOP Acquisition and for general corporate purposes.

Main Pass Acquisition. On November 17, 2011, we completed our acquisition of certain interests in producing oil and natural gas assets in the shallow-water central Gulf of Mexico shelf (the “Main Pass Interests”) from Stone Energy Offshore, L.L.C. for $38.6 million in cash, subject to customary adjustments to reflect an economic effective date of November 1, 2011 (the “Main Pass Acquisition”). The Main Pass Interests consist of additional interests in the Main Pass 296/311 complex that was included in the assets purchased in the ASOP Acquisition, along with other unit interests in the Main Pass complex and an interest in a Main Pass 295 primary term lease.

ST 41 Acquisition. On May 15, 2012, we completed our acquisition of certain shallow-water Gulf of Mexico shelf oil and natural gas interests in our South Timbalier 41 field located in the Gulf of Mexico (the “ST41 Interests”) from W&T Offshore, Inc. (the “ST41 Acquisition”) for approximately $32.4 million in cash.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what our financial position or results of operations would have been had the Hilcorp Acquisition or the Notes Offering, the ST41 Acquisition, the Main Pass Acquisition, the ASOP Acquisition or the sale of the Original Notes been consummated on the dates indicated or the financial position or results of operations for any future date or period. The pro forma statements of operations are not necessarily indicative of our operations going forward because the presentation of operations of the ST41 Interests, Main Pass Interests and ASOP Properties is limited to only the revenues and direct operating expenses related thereto, while other operating expenses related to these acquired interests and properties have been excluded. Management has estimated the amount of the purchase price adjustments to reflect the July 1, 2012 economic effective date of the Hilcorp Acquisition, but these adjustments have not yet been finalized in accordance with the acquisition documentation. The unaudited pro forma condensed combined balance sheet was prepared assuming that the Hilcorp Acquisition had occurred on June 30, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 were prepared assuming the Hilcorp Acquisition and the Notes Offering, the ST41 Acquisition, the Main Pass Acquisition, the ASOP Acquisition and the sale of the Original Notes had occurred on January 1, 2011.

The Pro Forma Statements, including the related unaudited adjustments that are described in the accompanying notes, are based on available information and certain assumptions we believe to be reasonable in connection with the Hilcorp Acquisition and the Notes Offering. These assumptions are subject to change.

The initial allocation of purchase price to the Hilcorp Acquisition’s acquired assets and liabilities in the Pro Forma Statements is based on management’s preliminary estimates. This allocation will be finalized based on valuation and other studies to be performed by management using the assistance of outside valuation specialists. As a result, the final purchase price allocation will differ, possibly materially, from that which is presented in the Pro Forma Statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(amounts in thousands)

	Historical	Hilcorp Energy GOM, LLC Historical	Pro Forma Adjustments				Pro Forma Combined
			Hilcorp Acquisition		Financial Transactions
ASSETS
Current assets:
Cash and cash equivalents	$60,847	$57	$(535,057	)a	$474,153b		$—
Trade accounts receivable—net	32,620	—	—		—		32,620
Receivables from affiliates	—	141,494	(141,494	)a	—		—
Fair value of commodity derivative instruments	10,736	8,583	(8,583	)a	—		10,736
Prepaid expenses	9,226	1,216	(1,216	)a	—		9,226

Total current assets	113,429	151,350	(686,350)		474,153		52,582
Property and equipment—net	858,051	527,235	139,765	a	—		1,522,051
Restricted cash	6,023	—	—		—		6,023
Other assets	3,155	—	—		—		3,155
Fair value of commodity derivative instruments	3,790	717	(717	)a	—		3,790
Deferred financing costs	4,812	—	—		7,650	b	12,462

Total assets	$989,260	$679,302	$(550,302)		$481,803		$1,600,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,911	$635	$(635	)a	$—		$24,911
Accrued expenses	78,990	—	—		—		78,990
Asset retirement obligations	32,698	6,400	3,600	a	—		42,698
Fair value of commodity derivative instruments	620	—	—		—		620
Deferred premiums on risk management activities	—	1,436	(1,436	)a	—		—
Deferred tax liabilities	6,771	—	—		—		6,771

Total current liabilities	143,990	8,471	1,529		—		153,990
Long-term debt	204,750	—	—		484,483	b	689,233
Asset retirement obligations	67,219	333,511	(214,511	)a	—		186,219
Deferred tax liabilities	49,481	—	—		—		49,481
Fair value of commodity derivative instruments	607	—	—		—		607
Deferred premiums on risk management activities	—	322	(322	)a	—		—
Other liabilities	1,179	—	—		—		1,179

Total liabilities	467,226	342,304	(213,304)		484,483		1,080,709

Stockholders’ equity	522,034	336,998	(336,998	)a	(2,680	)a,b	519,354

Total liabilities and stockholders’ equity	$989,260	$679,302	$(550,302)		$481,803		$1,600,063

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Year Ended December 31, 2011

(amounts in thousands, except per share amounts)

	Historical	Pro Forma Adjustments for ASOP Acquisition & Notes Issuance		MP Pro Forma Adjustments				ST41 Pro Forma Adjustments				Hilcorp Acquisition					Total Pro Forma
				MP Interests Historical		Acquisition		ST41 Interests Historical		Acquisition		Hilcorp Energy GOM LLC Historical	Hilcorp Acquisition of Properties		Acquisition and Financing
Revenue:
Oil and natural gas	$348,207	$12,758	g	$15,501	g	$—		$17,342	g	$—		$222,841	$43,859	i	$—		$660,508
Other	120	—		—		—		—		—		566	—		—		686

Total revenue	348,327	12,758		15,501		—		17,342		—		223,407	43,859		—		661,194

Costs and expenses:
Lease operating	70,281	1,688	g	3,392	g	200	c	1,847	g	420	c	102,327	12,637		3,557	c	196,349
Transportation	779	—				—				—		692	—		—		1,471
Exploration expenditures and dry hole costs	14,268	—				—				—		78	—		—		14,346
Impairments	32,466	—				—				—		67,337	—		—		99,803
Depreciation, depletion and amortization	104,624	5,459	d			6,300	d			6,145	d	90,844	9,094	i	(50,040	)d	172,426
Accretion of liability for asset retirement obligations	15,942	265	d			142d				176	d	11,461	1,147	i	(1,908	)d	27,225
General and administrative	18,741	—				—				—		18,303	3,289	i	(17,659	)h	22,674
Taxes, other than on earnings	14,365	—				—				—		—	—		—		14,365
Other	9,735	—				—				—		(200)	—		—		9,535

Total costs and expenses	281,201	7,412				6,642				6,741		290,842	26,167		(66,050)		558,194
Income from operations	67,126	5,346				(6,642)				(6,741)		(67,435)	17,692		66,050		103,000
Other income (expense):
Interest income	102	—				—				—		—	—		—		102
Interest expense	(17,548)	(2,290	)e			—				—		—	—		(29,601	)e	(49,439)
Loss on derivative instruments	(5,870)	—				—				—		4,197	—		—		(1,673)
Loss on early extinguishment of debt	(2,377)	—				—				—		—	—		—		(2,377)

	(25,693)	(2,290)				—				—		4,197	—		(29,601)		(53,387)

Income before income taxes	41,433	3,056				(6,642)				(6,741)		(63,238)	17,692		36,449		49,613
Net tax expense	(14,822)	(1,093	)f			(1,956	)f			(3,131	)f				3,254	f	(17,748)

Net income (loss)	$26,611	$1,963				$(8,598)				$(9,872)					$39,703		$31,865

Basic earnings (loss) per share	$0.66																$0.80

Diluted earnings (loss) per share	$0.66																$0.79

Average common shares outstanding:
Basic	39,946																39,946

Diluted	40,050																40,050

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Six Months Ended June 30, 2012

(amounts in thousands, except per share amounts)

	Historical	ST41 Pro Forma Adjustments				Hilcorp Energy GOM LLC Historical	Hilcorp Acquisition and Financing Pro Forma Adjustments		Pro Forma Combined
		ST41 Interests Historical		Acquisition
Revenue:
Oil and natural gas	$198,021	$8,813	g	$—		$92,373	$—		$299,207
Other	45	—		—		1,450	—		1,495

Total revenue	198,066	8,813		—		93,823	—		300,702
Costs and expenses:
Lease operating	37,072	449	g	105	c	42,583	2,432	c	82,641
Transportation	250			—		224	—		474
Exploration expenditures and dry hole costs	16,896			—		43	—		16,939
Impairments	5,708			—		—	—		5,708
Depreciation, depletion and amortization	51,826			3,045	d	35,412	(13,080	)d	77,203
Accretion of liability for asset retirement obligations	6,559			65	d	8,188	(2,838	)d	11,974
General and administrative	10,998			—		5,690	(5,431	)h	11,257
Taxes, other than on earnings	6,645			—		—	—		6,645
Other	3,618			—		—	—		3,618

Total costs and expenses	139,572			3,215		92,140	(18,917)		216,459

Income from operations	58,494			(3,215)		1,683	18,917		84,243
Other income (expense):
Interest income	88			—		—	—		88
Interest expense	(9,967)			—		—	(14,840	)e	(24,807)
Gain on derivative instruments	10,243			—		1,676	—		11,919

	364			—		1,676	(14,840)		(12,800)
Income before income taxes	58,858			(3,215)		3,359	4,077		71,443
Income tax expense	(21,954)			(1,921	)f		(2,774	)f	(26,649)

Net income	$36,904			$(5,136)			$1,303		$44,794

Basic earnings per share	$0.94								$1.14

Diluted earnings per share	$0.94								$1.14

Average common shares outstanding:
Basic	39,018								39,018

Diluted	39,132								39,132

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined

Financial Information

Pro Forma Financial Information Assumptions

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 reflects the following adjustments:

a.	Adjustment to reflect the consideration paid by us in the acquisition, adjustments to the historical book values of Hilcorp Energy GOM, LLC’s assets and liabilities as of June 30, 2012 to their estimated fair values in accordance with acquisition accounting and elimination of the components of Hilcorp Energy GOM, LLC’s historical member’s capital. The following table reflects the preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on the preliminary estimates of fair value (in thousands):

Purchase price: cash consideration	$535,057
Assumed asset retirement obligations	129,000

Total purchase price plus liabilities assumed	$664,057

Assets acquired:
Cash	$57
Oil and natural gas properties	664,000

Total assets acquired	$664,057

Estimated total acquisition-related costs to consummate the Hilcorp Acquisition are approximately $0.7 million. The pro forma impact of the estimated acquisition-related costs is reflected as a reduction of cash and retained earnings (stockholders’ equity) in the accompanying June 30, 2012 pro forma balance sheet.

The economic effective date for the Hilcorp Acquisition is July 1, 2012. We have included estimated closing adjustments totaling a $15.0 million credit to us to reflect the July 1, 2012 effective date, including post July 1, 2012 revenues, operating expenses and capital and asset retirement expenditures relating to the acquired properties.

The estimated fair value of the assumed asset retirement obligations reflects our estimated timing of settlements, our estimated rate of future inflation and our credit adjusted-risk free rate of interest. Pursuant to the PSA, the assumed asset retirement obligations exclude estimated abandonment costs associated with the West Cameron 643 field. The current portion of the assumed asset retirement obligations is estimated to be $10 million.

Preliminary estimates of the Hilcorp Acquisition’s purchase price allocation have been performed taking into account current market conditions. For purposes of the pro forma balance sheet presentation, no part of the purchase price has been allocated to goodwill. This assumption is based upon market conditions and estimated market prices in effect for oil and natural gas. These market factors may change and new information may become known as of the closing date, potentially resulting in changes to the preliminary purchase price and related allocations thereof. As a result, a material portion of the final purchase price may be allocated to goodwill.

b.	Financing transactions:

The Notes Offering consists of $250.0 million principal amount of notes. The net proceeds from the issuance after deducting initial purchasers’ discount of $6.3 million (and before offering expenses) are expected to be approximately $243.7 million.

Additional estimated offering expenses payable by us (including printing costs and legal and accounting fees) are estimated to total approximately $1.1 million and are reflected in deferred financing costs.

In addition to utilizing cash on hand to finance the purchase, we obtained a commitment from BMO Capital Markets and its affiliates to provide the financing necessary to complete the Hilcorp Acquisition, including an increase in our senior credit facility from $250 million to $750 million. The borrowing base under this expanded credit facility will be increased from $200 million to $437.5 million in conjunction with the Hilcorp Acquisition. Assumed borrowings of $240.7 million under the credit facility are reflected in long-term debt. Additional facility fees are estimated to total approximately $6.6 million and are reflected in deferred financing costs. Fees associated with the commitment for the unsecured bridge loan are estimated at $2.0 million and are reflected as a reduction of cash and retained earnings (stockholders’ equity) in the accompanying June 30, 2012 pro forma balance sheet.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 reflect the following adjustments:

c.	The estimated incremental insurance cost associated with including the acquired properties under our insurance programs.

d.	The estimated depletion, depreciation and amortization expense associated with the proved properties acquired and accretion of related asset retirement obligations (i.e., relating to decommissioning) assumed in the ASOP, Main Pass and ST41 acquisitions for the respective periods presented under the successful efforts method of accounting we apply, assuming those properties had been acquired on January 1, 2011. For the Hilcorp Acquisition, the adjusted estimated depletion, depreciation and amortization associated with the proved properties acquired and adjustment of accretion of related asset retirement obligations. Under the successful efforts method of accounting, depletion, depreciation and amortization expense for proved properties is calculated on a field by field basis using the units of production method. Production for the Hilcorp Properties totaled approximately 3,993 Mboe for 2011 and 1,610 Mboe for the six months ended June 30, 2012. For purposes of these Pro Forma statements, the preliminary allocation of acquisition costs to property and equipment has been apportioned as approximately $321 million to proved developed oil and natural gas properties. See note (a) above.

e.	Interest expense and amortization of deferred financing costs associated with the Notes Offering and other financing transactions for the respective periods presented.

f.	Income taxes are calculated using our applicable estimated effective income tax rate, which differs from the statutory federal income tax rate primarily due to estimated state income taxes.

g.	Revenue and direct operating expenses associated with the ASOP Properties, the Main Pass Interests and the ST41 Interests to reflect the respective acquisitions as if they had taken place on January 1, 2011.

h.	General and administrative expense resulting from an agreement pursuant to which Hilcorp Energy GOM, LLC paid Hilcorp Energy Company a fee of 7.5% of revenues. This agreement was terminated in connection with the Hilcorp Acquisition.

i.	In June 2011, Hilcorp Energy GOM, LLC acquired working and net revenue interests in oil and natural gas properties located in the Gulf of Mexico. This acquisition closed on June 30, 2011; therefore, there were no operating revenues or net income related to the acquisition included in the historical condensed statement of income of Hilcorp Energy GOM, LLC for the six months ended June 30, 2011. This pro forma adjustment is to reflect this acquisition as if it had occurred on January 1, 2011.